Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com

ACCELERATING O-I GLASS’ TRANSFORMATION

The combination of a deep transformation and breakthrough innovation pave the way to capitalize on favorable market trends.

PERRYSBURG, Ohio (September 28, 2021) – As part of an investor presentation, O-I Glass, Inc. (NYSE: OI) will share its business plan to accelerate the company’s transformation and increase value for all stakeholders.

“Glass containers are a great product that have been trusted for thousands of years. Building off this enduring legacy, glass is more relevant than ever given consumer preferences for health, wellness and sustainability. To meet the packaging market’s evolving needs, we will continue to transform the company, and with our MAGMA solution, O-I will redefine the glass production process for decades to come,” said Andres Lopez, CEO of O-I Glass.

“O-I’s production network is purpose-built to serve a wide array of product categories. MAGMA will further enhance our capabilities to support many of these categories and expand in the highly differentiated product segments, which are aligned to changing consumer preferences. MAGMA also is more flexible and scalable and further improves glass’ position as the most sustainable packaging material available. With MAGMA, we can quickly add capacity in smaller increments, closer to our customers, and at lower capital intensity. This new capability will increase O-I's right to win in the more differentiated markets. It will enable the company to grow in existing markets and enter new markets with greater flexibility. We are ready to deploy MAGMA, achieve the full potential of glass, and enable profitable growth.

“We have a great product in an attractive market. As part of our transformation, we are developing breakthrough innovations to meet the future requirements of packaging and generate profitable growth. I am proud to share our plan to accelerate O-I’s transformation and increase value for all stakeholders,” said Lopez.

The following are highlights of the company’s plan for the 2022 through 2024 period:

•	Margin Expansion Initiatives: The company’s ongoing margin expansion initiatives should generate benefits of approximately $50 million per year.
•	Profitable Growth with MAGMA: O-I expects one to two percent CAGR organic volume growth prior to divestitures. To enable this growth, the company intends to invest up to $680 million in new capacity to address supply-constrained geographies and categories. These investments are expected to generate a 20 percent average internal rate of return. In addition to the current project underway in Colombia, plans include up to 11 MAGMA lines. These investments will expand O-I’s leading franchise position in high growth and high value markets in Latin America and the oversold spirits category in the U.S. and U.K.

•	Expand Portfolio Optimization: The company has increased its portfolio optimization target to $1.5 billion by 2024. O-I expects total proceeds will approximate $1 billion by year-end 2021 (or early 2022) with incremental proceeds of approximately $500 million through 2024. This capital will be redeployed to help fund attractive expansion initiatives with MAGMA and improve ROIC.
•	Resolve Legacy Liabilities: The company will seek to resolve legacy liabilities that have absorbed a significant portion of the company’s cash flows over the past decade. O-I’s subsidiary, Paddock Enterprises, LLC (“Paddock”), has reached an agreement in principle for a consensual plan of reorganization under section 524(g) of the Bankruptcy Code to resolve Paddock’s legacy asbestos liabilities. The total consideration to fund the section 524(g) trust would be $610 million on the effective date of the plan, which Paddock currently expects to occur in 2022. Likewise, O-I expects key legacy pension plans in the U.S. and Canada will be fully funded by 2024. These efforts will increase the cash flow available to create future value for all stakeholders.
•	Complete MAGMA Development: Initial MAGMA expansion initiatives will utilize MAGMA Generation 1 and Generation 2 capabilities. The company expects to complete the development of a Generation 3 solution for deployment in 2025.
•	Advance ESG and Glass Advocacy: O-I intends to further advance its ESG (Environment, Social & Governance) position and glass advocacy campaigns to build on its already strong sustainability profile and to reposition the dialogue around glass in the marketplace.

The company anticipates adjusted earnings1 will improve to between $2.20 and $2.40 per share by 2024, representing an eight to 12 percent earnings CAGR over the three-year period. This outlook is net of an estimated $0.25 to $0.30 per share impact from portfolio optimization actions and additional interest expense related to the funding of the Paddock trust. Adjusted free cash flow1 should increase to between $400 million and $450 million by 2024 (adjusted free cash flow reflects cash provided by operating activities less maintenance capital expenditures and excludes the expected one-time cash payment to fund the Paddock trust). Further, O-I’s leverage ratio1 is expected to approximate 3.5 times by the end of 2024 (inclusive of funding the Paddock trust).

In addition, O-I is updating its current third quarter and full year 2021 outlook. Third quarter adjusted earnings should be at the high end or slightly above the previous guidance of $0.47 and $0.52 per share. Full year adjusted earnings1 are now expected to range between $1.70 and $1.75 per share, and full year free cash flow2 should approximate $260 million.

“O-I is the market, innovation and sustainability leader in the attractive glass packaging market. We are well-positioned to advance our business. As we continue to transform the company, MAGMA will further enhance O-I’s capabilities to unlock sustainable, profitable growth. We are addressing the challenges of the past, including resolution of legacy liabilities, and building a bright future for the company and its stakeholders. Through solid execution and profitable expansion, I believe O-I represents a compelling investment opportunity,” concluded Lopez.

1 Adjusted earnings, adjusted free cash flow and leverage ratio are each non-GAAP financial measures. The company is unable to present a quantitative reconciliation of these forward-looking non-GAAP measures to its most comparable GAAP financial measures without unreasonable efforts.

2 Forecasted free cash flow for full year 2021 is a forward-looking non-GAAP financial measure that is reconciled to its most directly comparable forward-looking GAAP financial measure as follows: Cash from operating activities of $660 million less cash payments for property, plant and equipment of $400 million equals free cash flow of $260 million.

O-I Investor Day Scheduled for September 28, 2021

Please join the O-I Glass global leadership team as the company discusses its ongoing transformation, MAGMA and future targets and milestones.

To register for the live event and/or replay of the event, please access the following link:

https://onlinexperiences.com/Launch/QReg/ShowUUID=F0EF289F-774A-4488-8B9E-AE15553E1836

The registration link is also available on the company's website at  https://investors.o-i.com/webcasts-presentations.

An archived replay of the webcast and slides shown during the presentations will be available on the company’s website following the completion of the event for one year.

For additional information about the event and supporting materials please visit the O-I Glass 2021 Virtual Investor Day site at https://investorday.o-i.com.

Contact: Sasha Sekpeh, 567-336-5128 – O-I Investor Relations

O-I news releases are available on the O-I website at www.o-i.com.

O-I’s third quarter 2021 earnings conference call is currently scheduled for Tuesday, October 26, 2021, at 8:00 a.m. EST.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 25,000 people across 72 plants in 20 countries, O-I achieved revenues of $6.1 billion in 2020. Learn more about us: o-i.com / Facebook / Twitter / Instagram / LinkedIn

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share, free cash flow, adjusted free cash flow, net debt, credit agreement EBITDA and leverage ratio provide relevant and useful supplemental financial information that is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Adjusted earnings relates to net earnings from continuing operations attributable to the company, exclusive of items management considers not representative of ongoing operations because such items are not reflective of the company’s principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. Management uses adjusted earnings and adjusted earnings per share to evaluate its period-over-period operating performance because it believes these provide useful supplemental measures of the results of operations of its principal business activity by excluding items that are not reflective of such operations. Adjusted earnings and adjusted earnings per share may be useful to investors in evaluating the underlying operating performance of the company’s business as these measures eliminate items that are not reflective of its principal business activity.

Leverage ratio is defined as net debt divided by credit agreement EBITDA (as defined in the company’s bank credit agreement). Net debt is defined as total debt less cash. Management uses net debt to analyze the liquidity of the company.

Further, free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment. Adjusted free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment that are related to maintenance activities and excludes the expected one-time cash payment to fund the Paddock 524(g) trust. Management has historically used free cash flow and adjusted free cash flow to evaluate its period-over-period cash generation performance because it believes these measures have provided useful supplemental measures related to its principal business activity. It should not be inferred that the entire free cash flow or adjusted free cash flow amount is available for discretionary expenditures, since the company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments.

The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the risk that the proposed plan of reorganization of Paddock may not be approved by the bankruptcy court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceedings, (3) the terms and conditions of any reorganization plan that may ultimately be approved by the bankruptcy court, (4) delays in the confirmation or consummation of a plan of reorganization due to factors beyond the company’s and Paddock’s control, (5) risks with respect to the receipt of the consents necessary to effect the reorganization, (6) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect the company and the company’s liquidity or results of operations, (7) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (8) the company’s ability to obtain the benefits it anticipates from the corporate modernization, (9) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock’s legacy liabilities, (10) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (11) the company’s ability to achieve its strategic plan, (12) the company’s ability to improve its glass melting technology, known as the MAGMA program, (13) foreign currency fluctuations relative to the U.S. dollar, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (15) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (16) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (17) consumer preferences for alternative forms of packaging, (18) cost and availability of raw materials, labor, energy and transportation, (19) consolidation among competitors and customers, (20) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (21) unanticipated operational disruptions, including higher capital spending, (22) the company’s ability to further develop its sales, marketing and product development capabilities, (23) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (24) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (25) changes in U.S. trade policies, and the other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or the company’s other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors.  Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances.  Forward-looking statements are not a guarantee of future performance and actual results, or developments may differ materially from expectations.  While the company continually reviews trends and uncertainties affecting the company’s results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.